UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2007

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On January 3, 2007, Liquidmetal Technologies, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $19.8 million in principal amount of 8% Convertible Subordinated Notes due December 2009 (the “Notes”). The Notes were issued pursuant to a Securities Purchase Agreement, dated January 3, 2007, among the Company and the purchasers of the Notes (the “Securities Purchase Agreement”). The principal purposes of the Private Placement were to raise additional funding for working capital and to provide for the repayment of certain indebtedness of the Company. The Notes were issued for aggregate cash in the amount of $12.9 million (before expenses and placement agent fees) and in payment of a total of $6.9 million in principal and accrued but unpaid interest under the Company’s previously issued 7% Senior Secured Convertible Notes Due August 2007 (the “7% Senior Notes”) and the Company’s  8% Unsecured Subordinated Notes (the “Subordinated Notes”).

The Notes are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $1.55 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Notes will be decreased to equal such lower price, provided that such adjustment will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions. In the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds 250% of the Conversion Price, the Company will have the right, but not the obligation, to require the holders of the Notes to convert the Notes into Company common stock at the conversion price then in effect. Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Notes are converted and certain minimum trading volumes in the stock to be issued.

The Notes will bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at the Company’s option, in the form of additional Notes (in which case the interest rate will be 10% per annum). The Company’s ability to pay interest with additional Notes is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. From and after an event of default under the Notes and for so long as the event of default is continuing, the Notes will bear default interest at a rate of 12% per annum (or 15% per annum if the Company elects to pay interest with additional Notes).

Beginning July 31, 2008 and at the end of each month thereafter, the Company will be required to redeem 1/36th of the principal amount of the Notes in cash or, at the Company’s election, with shares of Company common stock. The Company’s ability to pay the redemption amounts with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the stock to be issued. Any unconverted Notes will become due on December 31, 2009, although the Company will have the right at any time after 18 months following the issuance of the Notes to redeem the Notes in whole or in part for a cash redemption price of 105% of the portion of the principal amount being redeemed plus all accrued and unpaid interest thereon. The Notes are unsecured and are subordinate to the Company’s 6% Senior Convertible Notes Due July 2007 (the “6% Senior Notes”) and to certain secured financing from commercial lenders incurred by the Company in the future.

Under the Securities Purchase Agreement, the Company is required to repay within 5 days after the closing of the Private Placement all of the Company’s indebtedness (including the 7% Senior Notes), other than (i) trade debt, capital leases, and equipment financing incurred in the ordinary course of business, (ii) the Company’s loan from Kookmin Bank (in the approximate principal amount of $1.7 million), (iii) the Company’s credit facility with Hana Financial (in the approximate principal amount of $1.3 million), and (iv) the Company’s 6% Senior Notes (in the approximate principal amount of $2.1 million). The Securities Purchase Agreement also provides that the Company will be required to maintain a sufficient bank balance to provide for the timely repayment of its 6% Senior Notes. With respect to the Company’s 7% Senior Notes, the Company had approximately $9.9 million in principal amount of 7% Senior Notes outstanding as of December 31, 2006, and of this amount, $2.4 million has been paid through the issuance of Notes in the Private Placement, and the balance of the 7% Senior Notes will be paid within 5 days after the closing of the Private Placement in cash or through the negotiated conversion of such notes into Company common stock.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase up to an aggregate of 6.4 million shares of the Company’s common stock at an exercise price of $1.93 per share. The warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the conversion price of the Notes then in effect, the exercise price of the Warrant will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustment to the exercise price will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase an aggregate of 248,710 shares of Company common stock at an exercise price of $1.55 per share. All of the Warrants (including the warrants granted to the Placement Agent) are immediately exercisable and will expire in December 2011.

In connection with the Private Placement, the Company and the purchasers of the Notes entered into a Registration Rights Agreement under which the Company is required, on or before 45 days after the closing of the Private Placement, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Notes and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review).   The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, up to a maximum amount of 18% of the aggregate amount of Notes sold in the Private Placement if the registration statement is not filed or does not become effective on a timely basis. The monetary penalties will accrue at the rate of 1% per month of the then-outstanding principal amount of the Notes. In the event that the Company is unable to include in the registration statement all shares of Company common stock issuable pursuant to the Notes and Warrants, then the Company will be required to file up to two additional registration statements to register the resale of any shares excluded from the originally filed registration statement and to pay the foregoing monetary penalties on the Notes convertible into the excluded shares until the resale of such excluded shares is covered by an effective registration statement or until such shares can be sold under SEC Rule 144.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:  Press release, dated January 4, 2007,  announcing the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer

Date: January 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1

Securities Purchase Agreement, dated January 3, 2007 (the “Securities Purchase Agreement”), among Liquidmetal Technologies, Inc. (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”).

10.2	Form of Convertible Subordinated Note issued pursuant to Securities Purchase Agreement.

10.3	Form of Common Stock Purchase Warrant issued pursuant to Securities Purchase Agreement.

10.4	Registration Rights Agreement, dated January 3, 2007, among the Company and the Buyers.

99.1	Press Release, dated January 4, 2007, announcing completion of private placement.